Exhibit 21

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries,

41 South High Ltd.**

7575 Corporation

Bosgraaf Capital Company, LLC

Distinctive Mortgage Company, LLC

East Sound Realty, Inc.

First Sunset Development, Inc.

Forty-One Corporation

Fourteen Corporation

HMC Reinsurance Company (Vermont)

HNB 2000-B (NQ) LLC (Delaware)

HNB 2000-B (Q) LLC (Delaware)

HNB Clearing, Inc.

HNB I LLC (Delaware)

HPC Holdings-III, Inc. (Nevada)

HPCDS, Inc. (Nevada)

HPCKAL, LLC (Nevada)

HPCLI, Inc.

Huntington Asset Advisors, Inc.

Huntington Auto Trust 2000-B (Delaware)***

Huntington Capital Financing Holdings I, Inc. (Nevada)

Huntington Capital Financing Holdings II, Inc. (Nevada)

Huntington Capital Financing Holdings III, Inc. (Nevada)

Huntington Capital Financing, LLC (Nevada)

Huntington Kentucky, LLC (Kentucky)

Huntington LT (Delaware)

Huntington Merchant Services, L.L.C. (Delaware) **

Huntington Municipal Securities, Inc. (Nevada) *

Huntington Preferred Capital Holdings, Inc. (Indiana) *

Huntington Preferred Capital II, Inc.

Huntington Preferred Capital, Inc. **

Huntington Residential Mortgage Securities, Inc.

Huntington Trade Services, Asia, Limited (Hong Kong) *

Huntington Trade Services, Inc.

Huntington West, Inc. (Delaware)

Huntington West II, Inc. (Nevada)

LeaseNet Group, Inc.

Lodestone Realty Management, Inc.

SFA Holding, Inc.

STB Auto Exchange, LLC

The Check Exchange System Co. **

The Huntington Investment Company

The Huntington Leasing Company

Thirty-Seven Corporation

Traverse West, Inc. (Michigan)

Vehicle Reliance Company

WS Realty, Inc.

The direct subsidiaries of Huntington Bancshares Incorporated are listed below.

CB&T Capital Investment Company (West Virginia)

e-Banc LLC (Delaware)

Haberer Registered Investment Advisor, Inc.

HBI Title Services, Inc.

Heritage Service Corporation

HPC Holdings-II, Inc. (Indiana)

Huntington Bancshares Financial Corporation

Huntington Bancshares Florida, Inc.

Huntington Capital Corp.

Huntington Capital I (Delaware)

Huntington Capital II (Delaware)

Huntington Capital III (Delaware)

Huntington Capital IV (Delaware)

Huntington Capital V (Delaware)

Huntington Capital VI (Delaware)

Huntington Credit Reinsurance Company (Arizona) **

Huntington Insurance Agency Services, Inc.

Huntington Insurance Agency, Inc. (Michigan)

Huntington Life Insurance Agency, Inc.

Huntington Mezzanine Opportunities Inc.

Huntington Property and Casualty Insurance Agency, Inc.

Huntington Title Services, Inc. (Florida)

Huntington Title Services, Inc. (Michigan)

Huntington Title Services, Inc. (West Virginia)

Mezzanine Opportunities LLC **

PULSE EFT Association (Texas) **

The Huntington Capital Investment Company

The Huntington Community Development Corporation

The Huntington National Life Insurance Company (Arizona) **

The Huntington Real Estate Investment Company

WMR e-Banc Holdings LLC **

WMR e-PIN LLC **

*	- Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.

**	- Less than 100% owned.

***	- Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.